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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1996

FULL NAME OF SUBSIDIARY                           PLACE OF INCORPORATION
-----------------------                           ----------------------

CHARTER INDEMNITY COMPANY                         TEXAS, USA

FUND AMERICAN CASUALTY REINSURANCE, LTD.          ISLANDS OF BERMUDA

FUND AMERICAN ENTERPRISES, INC.                   DELAWARE, USA

SOURCE ONE MORTGAGE SERVICES CORPORATION
 and subsidiaries                                 DELAWARE, USA

VALLEY INSURANCE COMPANY                          CALIFORNIA, USA

WHITE MOUNTAINS HOLDINGS, INC.                    NEW HAMPSHIRE, USA

WHITE MOUNTAINS INSURANCE COMPANY                 NEW HAMPSHIRE, USA